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                                                                    Exhibit 3.11


                           CERTIFICATE OF FORMATION

                                      OF

                          HUNTSMAN TEXAS HOLDINGS LLC

                     A Delaware Limited Liability Company



          1. The name of the limited liability company is Huntsman Texas Holdings LLC.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Huntsman Texas Holdings LLC on this 11/th/ day of July, 2000.


                                      HUNTSMAN TEXAS HOLDINGS LLC


                                      By /s/ Susan K. Allen
                                        __________________________________
                                      Name: Susan K. Allen
                                      Title: Agent